Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

May 23, 2006

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS 2006

FIRST QUARTER RESULTS

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FULL YEAR EPS GUIDANCE RAISED

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FIRST QUARTER EPS AHEAD OF PREVIOUS GUIDANCE

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FIRST QUARTER EPS INCREASES 89% OVER PRIOR YEAR

New York, New York – Phillips-Van Heusen Corporation (NYSE: PVH) reported first quarter 2006 results.  In the discussion that follows, non-GAAP earnings exclude certain items which are described under the heading “Non-GAAP Exclusions.”

GAAP Earnings Per Share

First quarter 2006 GAAP net income was $48.7 million, or $0.87 per share, which was 89% ahead of 2005 GAAP net income of $25.0 million, or $0.46 per share.

Non-GAAP Earnings Per Share

First quarter 2006 non-GAAP earnings per share was $0.74, which was $0.01 to $0.02 ahead of the updated earnings guidance provided on April 28, 2006 and was a 76% improvement over first quarter 2005 non-GAAP earnings per share of $0.42.

The earnings per share improvement over the prior year was driven by strong performance across all of the Company’s operating segments.  Aggregate operating earnings for the Company’s wholesale and retail businesses increased 62% as strong product sell-throughs yielded more full priced selling and significant increases in gross margin.  The Calvin Klein Licensing business recorded a 10% increase in operating earnings over the prior year due to continued growth from existing and new licensees, with particular strength coming from fragrances.

Revenues

Total revenues in the first quarter 2006 increased 7% to $506.4 million from $472.1 million in the prior year, driven by a double digit increase in the Company’s wholesale sportswear business and significant improvement in the Company’s outlet retail business.  Wholesale sportswear growth was driven by increases in all of the Company’s sportswear brands, particularly Calvin Klein men’s better sportswear.  Growth in the Company’s outlet retail business was driven by a 6% increase in comp sales and the continued roll out of a limited number of Calvin Klein stores in premium outlet malls.  Further contributing to the overall increase was growth in revenues of the Calvin Klein Licensing business.

Balance Sheet

The Company ended the quarter with $305.2 million in cash, an increase of $178.3 million compared with the prior year’s first quarter.  The Company’s higher year over year cash position, coupled with higher investment rates of return, resulted in a 30% decrease in net interest expense in the current year’s first quarter. Early in the second quarter of 2006, the Company’s Series B preferred stockholders voluntarily converted all of their preferred stock into 11.6 million shares of common stock and sold 10.1 million shares of such common stock in a secondary offering.

CEO Comments

Commenting on these results, Emanuel Chirico, Chief Executive Officer, noted, “We are extremely pleased that the strong momentum of 2005 continued through the first quarter of 2006.  The strength of the Calvin Klein brand continued to fuel significant increases in earnings in the Calvin Klein men’s better sportswear business, the Calvin Klein outlet retail business as well as the Calvin Klein Licensing business.  The brand continues to be a key growth engine for our Company as we expand the breadth and reach of product offerings.  The balance of our wholesale sportswear businesses also contributed to our strong earnings performance, as did excellent results posted by our other outlet retail businesses.”

Mr. Chirico concluded, “In addition, we are pleased that just after the end of the first quarter, we completed the conversion of the balance of Apax’s preferred stock into shares of our common stock and the secondary offering of most of the converted shares.  While we did not receive any of the proceeds from the secondary offering, we have strengthened our balance sheet, enhanced the liquidity of our stock and broadened our investor base.”

2006 Earnings Guidance

GAAP Earnings Per Share

For the second quarter 2006, GAAP earnings per share is projected to be $0.25 to $0.26, which compares with $0.16 in 2005.  For the full year 2006, GAAP earnings per share is projected to be $2.30 to $2.36, which compares with $1.85 in 2005.

Non-GAAP Earnings Per Share

For the second quarter 2006, non-GAAP earnings per share is projected to be $0.46 to $0.47.  This represents an 18% to 21% improvement over second quarter 2005 non-GAAP earnings per share of $0.39.

For the full year 2006, non-GAAP earnings per share estimates are being increased to $2.32 to $2.37.  This is $0.02 to $0.03 higher than the updated earnings guidance provided on April 28, 2006 and represents a 23% to 26% improvement over full year 2005 non-GAAP earnings per share of $1.88.

The Company’s second quarter 2006 earnings per share estimate is based on current business trends.  Although the Company has not raised its earnings estimate for the balance of the year, it believes that if the current trends in its businesses were to continue for the remainder of the year, it would also exceed its estimate for the year.

Revenues

The Company expects second quarter 2006 revenues to be $455 million, which represents an increase of 3% over last year.  Total revenues for the full year 2006 are expected to be $1.97 billion to $1.985 billion, which represents an increase of 3% to 4% over last year.

Non-GAAP Exclusions

Non-GAAP earnings per share in 2006 excludes (a) a one time pre-tax gain of $31.4 million recorded in the first quarter associated with the sale by the

Company of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) pre-tax costs of $10.5 million incurred in the first quarter resulting from the departure of Mark Weber, the Company’s former Chief Executive Officer; (c) pre-tax costs of $10.8 million associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama, of which $9.4 million were incurred in the first quarter and $1.4 million are estimated to be incurred in the second quarter; and (d) an inducement payment of $10.2 million and costs of approximately $1.2 million associated with the secondary common stock offering completed in the second quarter of 2006.

Non-GAAP earnings per share in 2005 is presented as if stock options had been expensed under the provisions of SFAS 123 ($0.04 per share effect in each of the first and second quarters and $0.15 per share effect for the year) and excludes the inducement payment and costs of a secondary common stock offering completed in the second quarter of 2005.

Please see reconciliations of GAAP to non-GAAP earnings per share for 2005 and 2006.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its first quarter earnings release is scheduled for Wednesday, May 24, 2006 at 11:00 a.m. EST.  Please log on either to our web site at www.pvh.com and go to the News Releases page or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #3450031.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, retransmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenues and earnings, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel,  footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules.  A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended
	4/30/06
	Results		Non-	Quarter
	Under		GAAP	Ended
	GAAP	Adjustments(1)	Results(1)	5/1/05

Net sales	$454,188		$454,188	$423,115
Royalty and other revenues	52,250		52,250	48,994
Total revenues	$506,438		$506,438	$472,109

Gross profit on net sales	$190,474		$190,474	$160,400
Gross profit on royalty and other revenues	52,250		52,250	48,994
Total gross profit	242,724		242,724	209,394

Selling, general and administrative expenses	191,029	$(19,932)	171,097	161,765

Gain on sale of investments	31,368	(31,368)

Earnings before interest and taxes	83,063	(11,436)	71,627	47,629

Interest expense, net	5,568		5,568	7,978

Pre-tax income	77,495	(11,436)	66,059	39,651

Income tax expense	28,750	(4,243)	24,507	14,671

Net income	48,745	(7,193)	41,552	24,980

Preferred stock dividends on convertible stock	3,230		3,230	5,281

Net income available to common stockholders	$ 45,515	$ (7,193)	$ 38,322	$ 19,699

Diluted net income per common share(2)	$ 0.87		$ 0.74	$ 0.46

Per share impact of expensing stock options				(0.04)(3)

Diluted net income per common share
as adjusted				$ 0.42(3)

(1)

Adjustments for the quarter ended April 30, 2006 consist of (a) a one time pre-tax gain of $31.4 million associated with the sale by the Company of  minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia; (b) pre-tax costs of $10.5 million resulting from the departure of Mark Weber, the Company’s former Chief Executive Officer; and (c) pre-tax costs of $9.4 million associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Please see the Notes to Consolidated Income Statements for a reconciliation of diluted net income per common share.

(3)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company has implemented the provisions of SFAS 123R beginning in the first quarter of 2006.

Notes to Consolidated Income Statements:

1.

The Company believes presenting non-GAAP results for the quarter ended April 30, 2006 provides useful information to investors because many investors make decisions based on the ongoing operations of an enterprise.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results. Thus, the Company believes that the one time gain and departure and restructuring costs do not represent normal operating items and, as such, has provided a reconciliation to present its ongoing results of operations excluding these items.  The Company uses its results excluding the one time gain and departure and restructuring costs to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.

2.

The Company computed its quarterly diluted net income per common share as follows:

(In thousands, except per share data)

	Quarter Ended
	4/30/06
	Results	Non-	Quarter
	Under	GAAP	Ended
	GAAP	Results	5/1/05

Net income	$48,745	$41,552	$24,980

Weighted average common shares outstanding	43,434	43,434	32,978
Impact of dilutive stock options and warrant	1,343	1,343	2,033
Impact of assumed convertible preferred
stock conversion	11,566	11,566	18,910
Total shares	56,343	56,343	53,921

Diluted net income per common share	$ 0.87	$ 0.74	$ 0.46

Per share impact of expensing stock options			(0.04)(1)

Diluted net income per common share
as adjusted			$ 0.42(1)

(1)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company has implemented the provisions of SFAS 123R beginning in the first quarter of 2006.  The Company believes that presenting its results including the impact of expensing stock options provides useful information to investors because this allows investors to compare the Company’s results for 2005 as if stock options were expensed, to its results for 2006 which include the impact of expensing stock options.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	April 30,	May 1,
	2006	2005
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 305,154	$ 126,884
Receivables	140,630	128,345
Inventories	233,471	234,203
Other, including deferred taxes of $23,435 and $13,666	38,330	24,552
Total Current Assets	717,585	513,984
Property, Plant and Equipment	154,966	153,780
Goodwill and Other Intangible Assets	906,107	880,660
Other	25,214	28,233
	$1,803,872	$1,576,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 203,004	$ 173,632
Other Liabilities, including deferred taxes of $253,738
and $202,451	374,885	338,071
Long-Term Debt	399,528	399,515
Series B Convertible Preferred Stock	161,926	264,746
Stockholders’ Equity	664,529	400,693
	$1,803,872	$1,576,657

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter Ended
	4/30/06
	Results			Quarter
	Under		Non-GAAP	Ended
	GAAP	Adjustments	Results	5/1/05
Revenues – Wholesale and Retail
Net sales	$ 454,188		$ 454,188	$ 423,115
Royalty and other revenues	8,467		8,467	7,231
Total	462,655		462,655	430,346

Revenues – Calvin Klein Licensing
Royalty and other revenues	43,783		43,783	41,763

Total Revenues
Net sales	454,188		454,188	423,115
Royalty and other revenues	52,250		52,250	48,994
Total	$506,438		$506,438	$472,109

Operating earnings – Wholesale and Retail	$ 54,306	$ 9,397(1)	$ 63,703	$ 39,343

Operating earnings – Calvin Klein Licensing	49,961	(31,368)(2)	18,593	16,955

Corporate expenses	21,204	(10,535)(3)	10,669	8,669

Earnings before interest and taxes	$ 83,063	$(11,436)	$ 71,627	$ 47,629

(1)

Adjustments consist of costs associated with closing the Company’s apparel manufacturing facility in Ozark, Alabama.

(2)

Adjustments consist of the one time gain associated with the sale by the Company of minority interests in certain entities that operate various licensed Calvin Klein jeans and sportswear businesses in Europe and Asia.

(3)

Adjustments consist of costs resulting from the departure of Mark Weber, the Company’s former Chief Executive Officer.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2006 Earnings Per Share Estimates

Set forth below is the Company’s reconciliation of its 2006 second quarter GAAP diluted earnings per share estimate to diluted earnings per share excluding restructuring costs and the May 2006 inducement and offering costs and the Company’s full year GAAP diluted earnings per share estimate to diluted earnings per share excluding the one time gain and departure and restructuring costs and the May 2006 inducement and offering costs.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Therefore, the Company believes presenting its results excluding the items listed above for its 2006 second quarter and full year earnings estimates provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  The Company uses its results excluding the items listed above to discuss its business with investment institutions, the Company’s Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.  The Company is reconciling its 2006 second quarter and full year earnings per share estimates using the point nearest to the midpoint of the range provided.  It is not possible to provide a reconciliation for the entire range without unreasonable effort due to the number of elements which comprise diluted earnings per share.

(In thousands, except per share data)

2006 Second Quarter	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$25,500		$25,500

Restructuring costs associated with manufacturing facility closing		$ 900	900

Net income as adjusted	25,500	900	26,400

Less:
Inducement payment and offering costs	11,378	(11,378)(1)

Net income available to common stockholders for diluted earnings per share	$14,122	$ 12,278	$26,400

Shares outstanding:
Weighted average common shares outstanding	53,913		53,913
Impact of diluted stock options and warrant	1,433		1,433
Impact of preferred stock		1,398(2)	1,398
Total shares outstanding for calculation	55,346	1,398	56,744

Diluted earnings per share	$ 0.26		$ 0.47

2006 Full Year	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$139,800		$139,800

One time net gain associated with the sale of minority interests in certain entities		$(19,700)	(19,700)

Departure costs associated with Mark Weber, the Company’s former CEO		6,600	6,600

Restructuring costs associated with manufacturing facility closing		6,800	6,800

Net income as adjusted	139,800	(6,300)	133,500

Less:
Inducement payment and offering costs	11,378	(11,378)(1)
Preferred stock dividends	3,230	(3,230)(3)

Net income available to common stockholders for diluted earnings per share	$125,192	$ 8,308	$133,500

Shares outstanding:
Weighted average common shares outstanding	52,155		52,155
Impact of diluted stock options and warrant	1,500		1,500
Impact of preferred stock		3,241(2)	3,241
Total shares outstanding for calculation	53,655	3,241	56,896

Diluted earnings per share	$ 2.33		$ 2.35

(1)

Elimination of inducement payment and offering costs associated with converted preferred shares.  The inducement payment and offering costs include (a) an inducement payment of $0.88 per share of common stock converted by the preferred stockholders, or an aggregate of $10,178, and (b) certain costs, totaling $1,200, expected to be incurred by the Company in connection with the secondary common stock offering.

(2)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

(3)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred. Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliation of GAAP to non-GAAP 2005 Earnings Per Share

Set forth below is the Company's reconciliation of its 2005 second quarter and full year GAAP diluted earnings per share to: (i) diluted earnings per share excluding the July 2005 inducement and offering costs and (ii) diluted earnings per share excluding the July 2005 inducement and offering costs and including the impact of expensing stock options.  The Company believes that investors often look at ongoing operations as a measure of assessing performance and as a basis for comparing past results against future results.  Therefore, the Company believes that presenting its results excluding the July 2005 inducement and offering costs provides useful information to investors because this allows investors to make decisions based on the ongoing operations of the enterprise.  The Company uses its results excluding the July 2005 inducement and offering costs to discuss its business with investment institutions, the Company's Board of Directors and others.  Such results are also the basis for certain incentive compensation calculations.  Further, the Company believes that presenting its results excluding the July 2005 inducement payment and offering costs and including the impact of expensing stock options provides useful information to investors because this allows investors to compare the Company's results for 2005 to its estimates for 2006 which include the impact of expensing stock options, as required by SFAS 123R.

(In thousands, except per share data)

2005 Second Quarter	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$23,500		$23,500

Less:
Preferred dividends on convertible preferred stock	3,229	$ (3,229)(1)
Inducement payment and offering costs	14,205	(14,205)(2)

Net income available to common stockholders for diluted earnings per share	$ 6,066	$ 17,434	$23,500

Shares outstanding:
Weighted average common shares outstanding	35,533		35,533
Impact of dilutive stock options and warrant	1,975		1,975
Impact of assumed convertible preferred stock conversion		11,566(3)	11,566
Impact of converted preferred stock		6,046(3)	6,046
Total shares outstanding for calculation	37,508	17,612	55,120

Diluted earnings per share	$ 0.16		$ 0.43

Per share impact of expensing stock options			(0.04)(4)

Diluted earnings per share as adjusted			$ 0.39

2005 Full Year	GAAP		Non-GAAP
	Earnings	Adjustments	Earnings

Net income	$111,688		$111,688

Less:
Preferred dividends on converted preferred stock	2,051	$ (2,051)(1)
Inducement payment and offering costs	14,205	(14,205)(2)

Net income available to common stockholders for diluted earnings per share	$ 95,432	$ 16,256	$111,688

Shares outstanding:
Weighted average common shares outstanding	38,297		38,297
Impact of dilutive stock options and warrant	1,832		1,832
Impact of assumed convertible preferred stock conversion	11,566		11,566
Impact of converted preferred stock		3,347(3)	3,347
Total shares outstanding for calculation	51,695	3,347	55,042

Diluted earnings per share	$ 1.85		$ 2.03

Per share impact of expensing stock options			(0.15)(4)

Diluted earnings per share as adjusted			$ 1.88

(1)

Elimination of dividends on preferred stock which would not have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred. Eliminating such costs requires an EPS recalculation when applying the if-converted method of calculating diluted earnings per share.

(2)

Elimination of inducement payment and offering costs associated with converted preferred shares.  The inducement payment and offering costs include (a) an inducement payment of $1.75 per share of common stock converted by the preferred stockholders, or an aggregate of $12,853, and (b) certain costs, totaling $1,352, incurred by the Company in connection with the secondary common stock offering.

(3)

Additional shares which would have been included in the EPS computation under the if-converted method if the inducement payment and offering costs had not been incurred.

(4)

The adjustment to include the impact of expensing stock options for 2005 is for illustrative purposes only.  The Company did not expense stock options in fiscal 2005.  The Company has implemented the provisions of SFAS 123R beginning in the first quarter of 2006.